Exhibit 99.1

FUTURE VISION II ACQUISITION CORP.

PROXY CARD FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [   ], 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [   ] and [   ], and each of them, proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all the ordinary shares of Future Vision II Acquisition Corp. (the “Company”) that the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders to be held on [   ], 2026, at [   ] Eastern Time, and at any adjournments or postponements thereof (the “Meeting”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 6, AND “FOR ALL NOMINEES” IN PROPOSAL 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 6, AND “FOR ALL NOMINEES” IN PROPOSAL 5.

Please mark your votes as indicated in this example: ☒

1.	The Business Combination Proposal (Ordinary Resolution) To approve the Merger Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus, and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The Name Change Proposal (Special Resolution) To approve (i) the change of name by Future Vision from “Future Vision II Acquisition Corp.” to “MicroTouch Inc.” or other name as the Board of Directors of Future Vision II may determine and agree with MicroTouch upon the consummation of the Business Combination, subject to and conditional upon the necessary approval of the Registrar of Companies of the Cayman Islands and (ii) the registered office provider and directors of the Company be authorized to undertake all such matters and actions, as may be required to give effect to this resolution.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Nasdaq Proposal (Ordinary Resolution) To approve, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of Future Vision ordinary shares in connection with the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The Charter Amendment Proposal (Special Resolution) To approve the adoption of the amended and restated memorandum and articles of association, substantially in the form attached as Annex B to the proxy statement/prospectus, in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company, effective from the completion of the Business Combination to reflect the Name Change Proposal and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	The Director Election Proposal (Ordinary Resolution) To approve the election of the following individuals to serve as directors on the board of directors of New MT upon the consummation of the Business Combination:

(01)	Aijiao Tian

(02)	Jinyan Han

(03)	Kai Lun Wong

(04)	Shuding Zeng

(05)	Maria Borg

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

6.	The Adjournment Proposal (Ordinary Resolution) To approve the adjournment of the Extraordinary General Meeting, if necessary or advisable, in the event Future Vision does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT: PLEASE SIGN, DATE, AND RETURN PROMPTLY.

Signature:	Date:

Signature (if held jointly):	Date:

Title(s) or Authority:

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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